Exhibit 10.2

MWE

Execution Copy

EXCLUSIVE PATENT SUBLICENSE AGREEMENT (the “Agreement”)

BY AND BETWEEN

(1)

SATT CONECTUS ALSACE, a French société par actions simplifiée (SAS), with a capital of 1 000 000 Eur, Located Boulevard Gonthier d’Andernach 67400 Illkirch Graffenstaden, Registered under the number TI 539 210 559, Represented by its President, Mr Nicolas CARBONI, hereinafter “CONECTUS”.

ON ONE HAND

AND

(2)

DYNACURE, a French société par actions simplifiée (SAS), with a capital of 10 000 Eur, Located Parc d’Innovation, 650 Boulevard Gonthier d’Andernach, 67400 Illkirch Graffenstaden, Strasbourg, Registered under the number 817 666 217 hereinafter referred to as “LICENSEE”.

ON THE OTHER HAND

CONECTUS and the LICENSEE are hereinafter collectively referred to as “PARTIES” and individually referred to as “PARTY”.

WHEREAS, in the frame of its research activity in the Institut de Génétique et de Biologie Moléculaire et Cellulaire (hereinafter referred to as the “LABORATORY”), the team of Jocelyn LAPORTE has identified and developed a new therapeutic strategy for the treatment of myopathies (“TECHNOLOGY”), and more specifically centronuclear myopathies and Duchenne Muscular Distrophy, objects of patent applications.

WHEREAS, the French National Institute of Health and Medical Research (INSERM), the National Center for Scientific Research (CNRS) and the University of Strasbourg (UNISTRA) (hereinafter jointly referred to as the “ESTABLISHMENTS”) have created CONECTUS, a company dedicated to their technology transfer.

WHEREAS, CONECTUS has prepared and filed appropriate PATENTS to protect the TECHNOLOGY in the name and on behalf of the ESTABLISHMENTS and applied for the trademark “Dynacure” in the name of the UNISTRA.

WHEREAS, CNRS was in charge of the intellectual property of the LABORATORY and granted CONECTUS an exclusive exploitation license over the PATENT 1 and PATENT 2 respectively on January 6, 2016 and April 14, 2014.

WHEREAS, UNISTRA is willing to assign its rights on the trademark by separate agreement to the LICENSEE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

WHEREAS, CONECTUS has invested in the development of the TECHNOLOGY with the projects XLCNM, Dynacure and [***], aiming at the preclinical development of a treatment strategy for Centronuclear and Duchenne myopathies (the “PROJECTS”).

WHEREAS, LICENSEE is a start-up company created by Kurma Partners in order to develop and exploit the PATENTS and the results of the PROJECTS.

WHEREAS, the PARTIES previously agreed on a term-sheet which shall constitute the basis of the sublicense;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, CONECTUS and LICENSEE hereby agree as follows:

Preliminary Article – DEFINITIONS

AFFILIATES, shall refer to any legal entity which:

•	directly or indirectly controls LICENSEE or,

•	is subject to the same direct or indirect control as LICENSEE or,

•	is directly or indirectly controlled by LICENSEE.

A legal entity shall be considered to “control” another when:

•

it directly or indirectly holds more than fifty percent (50%) of the shares of the other entity or more than fifty percent (50%) of the voting rights of the other entity’s shareholders or partners (or the highest percentage allowed by applicable law to constitute a majority of the shares or voting rights), or

•	it has, directly or indirectly, de facto the power to make decisions within the other legal entity.

Rights granted to AFFILIATES under the terms of the present Agreement shall only be applicable to a legal entity qualifying as an AFFILIATE when exercising said rights. During the term of present Agreement, should a legal entity lose its qualifications as an AFFILIATE, rights acquired by said legal entity as an AFFILIATE, shall immediately extinguish, except as otherwise provided in writing by the ESTABLISHMENTS. A contrario, a legal entity qualifying as an AFFILIATE during the present Agreement shall be granted said rights.

CHANGE IN CONTROL, shall mean with respect to a PARTY (a) a sale, lease, or other disposition of all or substantially all of its assets, rights or businesses or sale of substantially all of its intellectual property, each in any transaction or series of transactions, or the acquisition of such PARTY by, or merger, consolidation, reorganization, or business

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

combination (an “Event”) of a PARTY into or with, another entity in which the stockholders of such PARTY immediately prior to such Event do not own, after such Event, a majority of the outstanding voting shares of the surviving, purchasing, or newly resulting business entity (a “Merger Transaction”); or (b) any transaction or series of related transactions to which a PARTY is a party in which in excess of fifty percent (50%) of such PARTY’s voting power is transferred to a Third Party; provided, however, any consolidation, business combination, or merger effected exclusively to change the domicile of a PARTY or the issuance of shares by the PARTY in a transaction whose primary purpose is to raise capital for such PARTY and does not involve any Merger Transaction, shall not be deemed a CHANGE IN CONTROL.

COLLABORATION shall mean any sponsored research collaboration in the fields covered by PATENT 1 or PATENT 2 after the EFFECTIVE DATE, between LICENSEE, CONECTUS, CERBM-IGBMC and implying the team of Jocelyn LAPORTE within the LABORATORY.

CONFIDENTIAL INFORMATION of a PARTY, shall mean any know-how, commercial, scientific or technical data, documents, materials, procedures, and similar information of such PARTY that is not generally known to the public and is maintained in a confidential manner by such PARTY, and that is disclosed by such PARTY under the present Agreement, whether in oral or tangible form, or is observed at such PARTY’s facilities during the term of the present Agreement.

DATE OF FIRST COMMERCIAL SALE, shall mean the first sale of a LICENSED PRODUCT to a THIRD-PARTY either made by LICENSEE, its AFFILIATES, its or their THIRD PARTY distributor(s), or its or their SUBLICENSEE(S).

EFFECTIVE DATE shall mean the last date of signature by all the PARTIES.

FIELD shall mean all human uses.

IMPROVEMENTS shall mean any result, data or improvement, obtained in the frame of any COLLABORATION, being or not protected by an intellectual property title.

IONIS shall refer to Ionis Pharmaceuticals, Inc., a company incorporated under the laws of Delaware having its main place of business at 2855 Gazelle Court, Carlsbad, CA 92010.

LICENSE shall mean the license or sublicense, as applicable, with the possibility to grant rights to SUBLICENSEES as described herein, under the PATENTS and LICENSED KNOW HOW to research, develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, import and have imported a product. The LICENSE shall be exclusive in the FIELD for the countries in which a PATENT is filed and for the world with respect to non-patented LICENSED KNOW HOW. The LICENSE includes the possibility to grant rights over the PATENTS and the LICENSED KNOW HOW to SUBLICENSEES having themselves rights to grant further sublicenses over the PATENTS and the LICENSED KNOW HOW.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

LICENSED KNOW HOW shall mean any result, data or improvement, (patentable or not) obtained in the frame of any PROJECTS, being or not protected by an intellectual property title as well as the IMPROVEMENTS, but excluding the PATENTS. For the avoidance of doubt, LICENSED KNOW HOW excludes RETAINED KNOW HOW.

LICENSED PRODUCT, shall mean any diagnosis tool (“DIAGNOSIS PRODUCT”) and any therapy (“THERAPEUTIC PRODUCT”) developed, used, manufactured or commercialized, for which the development, use, manufacture or commercialization would not be possible without infringement of the PATENTS.

NET SALES, shall mean the gross amount billed or invoiced for sales with respect to sales of a LICENSED PRODUCT by LICENSEE or its AFFILIATE, to THIRD-PARTY purchasers (including its distributors), less the following items to the extent actually incurred or allowed with respect to such sales: (a) volume or trade discounts, credits or allowances; (b) credits, refunds or allowances granted upon returns, rejections or recalls (c) freight, shipping and insurance charges; (d) taxes, duties or other government tariffs; (e) government, or managed-care organization, mandated rebates; and (f) any customary deductions consistently applied by the LICENSEE or its AFFILIATES in line with industry practices.

If the LICENSEE sells the LICENSED PRODUCT to an AFFILIATE (and vice-versa), which then shall sell them to a THIRD PARTY, such sales between the AFFILIATE and the THIRD PARTY shall be considered as NET SALES.

PATENT 1 shall mean:

•	[***];

•	[***];

•

as well as all issued patents, in part or in full, of the above applications or filed subordinate to the above-mentioned patent applications and all rights resulting therefrom including (i) any and all patent applications and patents resulting from the above-mentioned patent applications and/or patents issuing therefrom, (ii) the patents proceeding from such applications, and (iii) all continuations, divisions, continuations-in-part, substitutions, reissues, re-examinations, and extensions thereof filed anywhere in the world (together, the “Patent Rights”).

PATENT 2 shall mean:

•	[***];

•	[***];

•	as well as all related Patent Rights, including but not limited to the following patent application:

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PATENTS shall mean PATENT 1 and PATENT 2 and any Patent Rights within the LICENSED KNOW HOW.

PATENT EXPENSES, shall mean only direct costs invoiced by the counsels for expenses for the preparation, translation, filing, extension, delivery and maintenance of the PATENTS or any intellectual property expenses for the protection of LICENSED KNOW HOW and the results of the COLLABORATION. PATENT EXPENSES shall not include any indirect future expenses not relating to the preparation, translation, filing, extension, delivery or maintenance of the PATENTS, including but not limited to actions taken by one or several PARTIES in relation to infringement in defense of the PATENTS.

RETAINED KNOW HOW shall mean the results (patentable or not) that have been, are being or will be (co)developed through [***]. In addition, CONECTUS shall use its best efforts so that the RETAINED KNOW HOW is included in the LICENSED KNOW HOW pursuant to the terms and conditions of this Agreement.

SUBLICENSEE, shall mean a THIRD PARTY who is sublicensed rights over the PATENTS or LICENSED PRODUCTS by LICENSEE pursuant to the terms of the present Agreement.

SUBLICENSE REVENUES, shall mean any sum of any kind (including but not limited to lump sum cash payments, development and/or regulatory milestone payments, option payments, minimum annual royalties and royalties), received by LICENSEE from its SUBLICENSEES in consideration for the grant of rights over the PATENTS and/or LICENSED PRODUCTS, but excluding Research and Development (“R&D”) reimbursements or R&D advance payments and payment of VAT and other sales taxes.

Shall be considered as SUBLICENSE REVENUES any monies awarded by court decision as a result of an infringement action, minus the reasonable costs and expenses of all PARTIES participating in the prosecution of such a case. LICENSEE agrees if it accepts from SUBLICENSEES cross-licensed rights or payments in kind (other than securities) as consideration in lieu of cash payments pursuant to any sublicense permitted under the Agreement, the fair market value of such cross-licensed rights or payments in kind shall be included in the calculation of SUBLICENSE REVENUES. If the LICENSEE accepts from SUBLICENSEES securities as or consideration in lieu of cash payments pursuant to any sublicense permitted under the Agreement, CONECTUS will receive the percentage of such securities set forth in Section 6.6.

TERRITORY, shall mean the world.

THIRD PARTY, shall mean any person or entity that is not a PARTY to the present Agreement, or an AFFILIATE of a PARTY to the present Agreement.

All plurals may be read in the singular and vice versa.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 1 – OBJECT, NATURE AND SCOPE OF THE AGREEMENT

1.1	The ESTABLISHMENTS hereby grant to the LICENSEE and its AFFILIATES the LICENSE.

The foregoing includes the rights to (a) convey to customers the right to use LICENSED PRODUCTS in the FIELD and the TERRITORY, (b) employ THIRD PARTY to make, use, and sell LICENSED PRODUCTS (c) employ THIRD PARTY distributors to sell LICENSED PRODUCTS, and/or (d) employ THIRD PARTY contract manufacturers to make LICENSED PRODUCTS for sale by LICENSEE or an AFFILIATE under LICENSEE’s label. None of the foregoing shall be construed as a sublicense.

1.2	The present Agreement shall not prevent the ESTABLISHMENTS to implement the PATENTS and/or LICENSED KNOW HOW for internal research purpose and to grant licenses to THIRD PARTIES outside of the FIELD.

1.3	No rights under the PATENTS and the LICENSED KNOW HOW are granted outside the FIELD and the TERRITORY.

1.4

It is specified that the relationship created between the PARTIES pursuant to this LICENSE does not grant any rights other than those mentioned herein. It is understood that this Agreement does not, in particular, grant LICENSEE any right in any patent, any know-how, method, technical information, trade secrets or confidential information other than the PATENTS and the LICENSED KNOW HOW.

Article 2 – TERM

The present Agreement shall take effect upon the EFFECTIVE DATE, and absent early termination pursuant to the terms in Article 15 herein.

LICENSEE’s payment obligation hereunder shall terminate at the latest of:

(i)	with respect to any given country the expiry or invalidation of the last PATENT covering the manufacturing, use or commercialization of the LICENSED PRODUCTS in such country; or

(ii)	ten (10) years after the DATE OF FIRST COMMERCIAL SALE of a LICENSED PRODUCT.

Thereafter, the LICENSEE shall become fully paid up and royalty free and shall last as long as LICENSEE continues to use directly or indirectly the PATENTS and the LICENSED KNOW HOW.

Article 3 – SUBLICENSE

3.1	LICENSEE may grant rights to SUBLICENSEES under the PATENTS and the LICENSED KNOW HOW, in the FIELD and the TERRITORY, subject to prior written

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

approval by CONECTUS, of the name of any proposed SUBLICENSEE (the “Notice”). Such consent shall not unreasonably be delayed more than [***] days (which period may be reduced if the negotiation does not allow for such a [***] days’ notice) and cannot be denied unless CONECTUS can reasonably demonstrate that said potential SUBLICENSEE would violate or otherwise contravene the laws and regulations applicable to ESTABLISHMENTS’ status, activities and/or missions. Such approval shall be deemed granted if CONECTUS does not respond within [***] days of the Notice (each, a “Deemed Approval Circumstance”). Furthermore, LICENSEE agrees to provide to CONECTUS, a copy of said sublicense agreements within [***] following signature of any such sublicense agreement, which may be redacted from terms that do not impact this AGREEMENT.

3.2

LICENSEE agrees to include within the terms of any sublicense agreement a clause which permits the LICENSEE, or CONECTUS to audit the SUBLICENSEE’s financial records and accounts consistent with Section 7.7.

3.3	LICENSEE shall include within the terms of any sublicense agreement a similar obligation of confidentiality as that set out in the present Agreement.

3.4	LICENSEE shall be solely responsible to CONECTUS for the correct fulfilment by its SUBLICENSEES of all applicable obligations assumed by LICENSEE under the present Agreement.

3.5	CONECTUS shall use reasonable efforts to substitute the ESTABLISHMENTS for itself in the rights and obligations under this Agreement so that the LICENSE is granted directly by the ESTABLISHMENTS.

Article 4 – ASSIGNMENT, TRANSFER AND CHANGE IN CONTROL

4.1	The present Agreement is non-transferable and non-assignable, subject to rights possibly granted by LICENSEE to SUBLICENSEES in accordance with the Agreement and to the provisions hereunder.

4.2

LICENSEE may assign or transfer to one or more of its AFFILIATES (including an entity that becomes an AFFILIATE pursuant to a CHANGE IN CONTROL of LICENSEE) all or part of the rights and obligations assumed by LICENSEE under the present Agreement, subject to, expect in case of Deemed Approval Circumstances, prior written consent from notification to CONECTUS at least [***] days (which period may be reduced if the negotiation does not allow for such a [***] days’ notice) prior to executing any such agreement so that CONECTUS may object to the assignment or transfer to the AFFILIATES.

Any such objection shall be communicated in writing to LICENSEE within [***] days of the date of the CONECTUS notification from LICENSEE (or within any shorter period reasonably stated in the notification, if the negotiation does not allow for such a [***] days’ notice). For the avoidance of doubt, it is hereby understood that CONECTUS may only

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

refuse its approval if it can reasonably demonstrate that said AFFILIATES would violate or otherwise contravene the laws and regulations applicable to ESTABLISHMENTS’ status, activities and/or missions.

For the avoidance of doubt, no consent is required in Deemed Approval Circumstances.

Subject to the above, LICENSEE may assign or transfer to an AFFILIATE all or part of the rights and obligations assumed by LICENSEE under the present Agreement.

In such case of assignment or transfer of the present Agreement described in the first paragraph of the present Article 4.2, LICENSEE shall be solely responsible towards CONECTUS for the correct execution by said AFFILIATES of all obligations assumed by LICENSEE under the present Agreement.

4.3	LICENSEE shall notify CONECTUS, of any CHANGE IN CONTROL of LICENSEE which modifies the intuitu personae nature of the present Agreement, other than in case of Deemed Approval Circumstances.

The Agreement may be terminated if CONECTUS can reasonably demonstrate in writing, within thirty (30) days from CONECTUS’ receipt of the LICENSEE’s notification in writing of a CHANGE IN CONTROL, that the CHANGE IN CONTROL of LICENSEE would materially violate or otherwise contravene the status, activities and/or missions of any of the ESTABLISHMENTS included in the laws and regulations applicable to the ESTABLISHMENTS’ status, activities and/or missions. For the avoidance of doubt, the foregoing shall not apply in Deemed Approval Circumstances.

4.4

It is hereby understood that the assignee of the present Agreement shall be subject to the same obligations as those of LICENSEE in the present Agreement, unless the new parties should reach another mutual agreement.

Without limiting the foregoing, in any case of assignment of this Agreement pursuant to this Agreement as described herein, an amendment to the present Agreement shall be established between CONECTUS and the assignee as soon as reasonably practicable.

Article 5 – EXPLOITATION

5.1

LICENSEE agrees to exploit the PATENTS and to use reasonable commercial efforts to develop, manufacture, sell, use, and otherwise commercially exploit at least one LICENSED PRODUCT in the FIELD and the TERRITORY.

LICENSEE undertakes to allocate at least [***] in the development of the LICENSED PRODUCTS within the [***] of the EFFECTIVE DATE.

5.2

Except as provided herein, LICENSEE and its AFFILIATES agree not to use the names “Centre National de la Recherche Scientifique”, “CNRS”, “INSERM”, “Institut National de la Santé Et de la Recherche Médicale”, “Université de Strasbourg”, “UNISTRA”, “CONECTUS” or any trademark, distinctive sign or adaptations thereof which belongs to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

CONECTUS, the ESTABLISHMENTS or the names of the ESTABLISHMENTS’ inventors, for commercial purposes, without receiving prior written approval from CONECTUS or the concerned ESTABLISHMENT(S) and/or the physical person concerned, as the case may be.

For the sole purpose of identifying the origin of the license, “License Conectus” may appear on any or all advertising material, technical or explanation notices concerning the LICENSED PRODUCTS. It shall be LICENSEE’s responsibility to verify that the content of this label does not state that CONECTUS or the ESTABLISHMENTS guarantee in any way the LICENSED PRODUCTS.

LICENSEE agrees to impose upon its AFFILIATES and its possible distributors the same obligations.

5.3

LICENSEE and its AFFILIATES shall commercialize the LICENSED PRODUCTS under their own trademarks or under THIRD PARTY trademarks for which they have obtained rights. CONECTUS or the ESTABLISHMENTS shall have no rights over any such trademarks.

5.4

LICENSEE hereby confirms that it has or will acquire directly or indirectly the expertise necessary to make use of the PATENTS, and to develop, manufacture, sell, use, and otherwise commercially exploit the LICENSED PRODUCTS.

5.5

LICENSEE agrees to provide CONECTUS with a copy of all material administrative authorizations, notably any official marketing approval that it obtains for the purpose of manufacturing and/or commercializing the LICENSED PRODUCTS no later than [***] months after obtaining such final authorizations.

5.6

LICENSEE agrees that it had access, at latest at the EFFECTIVE DATE, to information from CONECTUS and/or of their patent counsel elected for the management of the PATENTS, said information enabling LICENSEE to fully appreciate the contents and the extent of the PATENTS as well as the rights which are conceded to LICENSEE under the present Agreement. Following the EFFECTIVE DATE, CONECTUS, through their patent counsel or otherwise, agree to provide additional access to such information to LICENSEE upon LICENSEE’s reasonable request.

Article 6 – FINANCIAL CONDITIONS

The license and other rights in the present Agreement are granted by CONECTUS subject to the payment by LICENSEE to CONECTUS of:

6.1	Lump sum payment:

From the EFFECTIVE DATE CONECTUS shall invoice LICENSEE [***] Euros to be pay by offset against the subscription price of [***] ordinary shares at a price of [***] Euros per share [***] within [***] days from the invoice date.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

The shares shall be subscribed by CONECTUS under a separate agreement.

6.2	Royalties:

(a)

A running royalty of [***] of the NET SALES of the THERAPEUTIC PRODUCTS sold by LICENSEE and its AFFILIATES if the cumulated NET SALES from the EFFECTIVE DATE are under [***]; provided, however, that with respect to each THERAPEUTIC PRODUCT, royalties will be payable annually on a country-by-country basis, for so long as the making, using or selling of the THERAPEUTIC PRODUCT is covered by a PATENT in the TERRITORY in the country in which such THERAPEUTIC PRODUCT is made, used or sold.

(b)

A running royalty of [***] of the NET SALES of the THERAPEUTIC PRODUCTS sold by LICENSEE and its AFFILIATES if the cumulated NET SALES from the EFFECTIVE DATE are equal to or above [***] and under [***]; provided, however, that with respect to each THERAPEUTIC PRODUCT, royalties will be payable annually on a country-by-country basis, for so long as the making, using or selling of the THERAPEUTIC PRODUCT is covered by a PATENT in the TERRITORY in the country in which such THERAPEUTIC PRODUCT is made, used or sold.

(c)

A running royalty of [***] of the NET SALES of the THERAPEUTIC PRODUCTS sold by LICENSEE and its AFFILIATES if the cumulated NET SALES from the EFFECTIVE DATE are equal to or above [***]; provided, however, that with respect to each THERAPEUTIC PRODUCT, royalties will be payable annually on a country-by-country basis, for so long as the making, using or selling of the THERAPEUTIC PRODUCT is covered by a PATENT in the TERRITORY in the country in which such THERAPEUTIC PRODUCT is made, used or sold.

(d)

A running royalty of [***] of the NET SALES of the DIAGNOSIS PRODUCTS sold by LICENSEE and its AFFILIATES; provided, however, that with respect to each DIAGNOSIS PRODUCT, royalties will be payable annually on a country-by-country basis, for so long as the making, using or selling of the DIAGNOSIS PRODUCT is covered by a PATENT in the TERRITORY in the country in which such DIAGNOSIS PRODUCT is made, used or sold.

6.3	Royalty Stacking

In the event that LICENSEE or an AFFILIATE is party to an agreement with a THIRD PARTY (other than IONIS), pursuant to which rights granted thereunder are employed in the manufacture, use, sale or performance of a LICENSED PRODUCT, then LICENSEE may deduct [***] of such payments from the royalties owed to CONECTUS under this Agreement; provided, however, that in no event will the royalties owed to CONECTUS in any annual period be reduced to less than [***] of the total royalties due from NET SALES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Notwithstanding any other provisions, in a country where a LICENSED PRODUCT is sold and not covered by a PATENT, LICENSEE shall be entitled to reduce by [***] of the royalties owed to CONECTUS in the concerned country.

6.4	Milestone Payments

LICENSEE agrees that the following milestones shall correspond to the value mentioned below. Each milestone payment by LICENSEE to CONECTUS hereunder shall be payable only once, if at all, regardless of how many times such milestone event may occur:

Milestone Event	Milestone Value
[***]	[***]
[***]	[***]
[***]	[***]

The above three milestones (“First Milestones”) will be paid by LICENSEE to CONECTUS as follows:

•	[***]

•	[***]

•	[***]

•	[***]

In addition to the First Milestones the following milestone shall be paid:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For purposes of the above, [***].

6.5	Value-Added Tax (V.A.T)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

All the amounts of Article 6 due by LICENSEE to CONECTUS shall be considered V.A.T excluded.

For all amounts being converted into a financial instrument (i.e., warrants, convertible bonds, current-account operations...) the corresponding V.A.T shall be due [***] days after the corresponding invoicing date.

6.6	SUBLICENSE REVENUES

The payments set forth in Sections 6.2 to 6.4 are not applicable in case of a SUBLICENSE and the following payments shall apply in such case.

LICENSEE and/or its AFFILIATES shall annually pay to CONECTUS a percentage set forth below of all SUBLICENSE REVENUES received by LICENSEE according to the following table.

Date of effectiveness of the relevant Sublicense	Percentage of SUBLICENSE REVENUES
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For purposes of the above, [***].

6.7	Reduction of payments

If the manufacturing, use or commercialization of a LICENSED PRODUCT is not covered by PATENT 1 or PATENT 2 in any given TERRITORY but by a Patent Right within the IMPROVEMENTS, then the payments set forth in this Article 6 when due will be reduced by [***] in such country.

6.8	Withholding taxes

In the event that any amounts are required under applicable laws to be withheld from payments otherwise due under the present Agreement to CONECTUS, LICENSEE shall so notify CONECTUS, obtain appropriate documentation of such requirement and provide such documentation to CONECTUS, deduct from payments to CONECTUS the appropriate amount of withholding taxes imposed hereunder and pay such taxes on behalf of CONECTUS. LICENSEE shall provide CONECTUS with receipts or certificates showing the payment of the amounts withheld pursuant to this Article. LICENSEE shall use reasonable commercial efforts to provide all forms, documents, and/or other

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

information necessary to comply with or reduce any taxes payable pursuant to this Article or necessary to establish CONECTUS’ right to a tax credit in respect of any such taxes. Any other taxes levied by any authorities in the TERRITORY shall be for the account of LICENSEE.

Article 7 – REPORTS AND AUDIT RIGHTS

7.1	LICENSEE shall keep separate accounts which shall include all elements necessary to precisely evaluate commercial transactions which occur within the framework of the Agreement.

These accounts shall be closed on December 31 of each year.

7.2	Within [***] days after the General Assembly is held LICENSEE undertakes to provide CONECTUS with the following reports:

•	Financial statements of the LICENSEE along with the reports of the auditor (including “rapport general” and “rapport special”);

•	The minutes of the General Assembly including the resolutions put to the vote;

•	An updated business plan along with development and financing plans.

7.3	Within [***] days after each calendar year, LICENSEE shall submit to CONECTUS a written royalty statement showing, country by country:

(a)	Number of each LICENSED PRODUCTS sold by LICENSEE and its AFFILIATES during the reporting period;

(b)	NET SALES of such LICENSED PRODUCTS and royalties due thereunder;

(c)	SUBLICENSE REVENUES and commissions due thereunder; and

(d)	Total royalties and commissions due to CONECTUS, hereunder (from (b) and (c)).

This report shall be sent within [***] days following December 31 of each year to the “Directeur des Affaires Financières de Conectus – Parc d’Innovation – 650 Boulevard Gonthier d’Andernach – 67400 ILLKIRCH – FRANCE”.

Should there be no sales, LICENSEE shall nevertheless send CONECTUS a sales report stating the lack of sales and the possible causes thereof.

CONECTUS shall emit its invoice for royalties and commissions due hereunder to CONECTUS in Euros in accordance with the applicable legal provisions.

Sums due to CONECTUS shall be paid in Euros.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.4

The sums due by LICENSEE shall be paid within [***] days following receipt of the invoice from CONECTUS which shall state the sums due and shall be paid by bank transfer to the Directeur des Affaires Financières de Conectus and under the following bank details:

IBAN Code: [***],

SWIFT code/ BIC: [***].

7.5

Any sums due which remain unpaid by LICENSEE within the periods set out hereunder shall be subject to interest, at the rate determined according to the applicable rules of French public research Establishments (which, as of the date of issuing of the invoice, is prevailing legal interest rate plus [***]), without prejudice to the right of CONECTUS to terminate this Agreement if such non-payment is not cured pursuant to the terms of Article 16.2 of the present Agreement.

7.6	To the sums due shall be added the legal taxes in effect on the date of payment, notably VAT, if applicable.

7.7

LICENSEE shall keep records in sufficient detail to enable the royalties payable by LICENSEE hereunder to be determined. LICENSEE shall permit said records to be inspected at the cost of CONECTUS no more than once a calendar year during regular business hours by an independent auditor selected by CONECTUS and acceptable to LICENSEE for this purpose under a confidentiality agreement acceptable to LICENSEE, but only to the extent necessary to verify the amount of the royalties payable under the present Agreement to CONECTUS. Any given period can only be audited once and no later than within [***] months following the beginning of such period. If any inspection leads to the discovery of a greater than [***] understatement in reporting of royalties or other payments due under the present Agreement, LICENSEE shall pay the actual costs and expense of such inspection, and the underpayment. The outstanding amount due shall bear interest according to the rules applicable to French public research Establishments (which, as of the date or the last day of that period until that amount is paid in full to CONECTUS, is the prevailing legal interest rate + [***]). Any overpayment shall be credited against future royalty payments. The auditor making such inspection shall report to CONECTUS only the information LICENSEE is required to show on a royalty statement hereunder.

7.8	The payments properly due by LICENSEE to CONECTUS under the present Agreement shall in no event be refundable to LICENSEE.

Furthermore, in the event of expiration or termination of the present Agreement, LICENSEE shall pay all and any sums due to CONECTUS at the expiration date or the date of termination to CONECTUS.

Article 8 – CONFIDENTIAL INFORMATION

8.1	Each PARTY and its AFFILIATES shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(i)	maintain the other PARTY’s CONFIDENTIAL INFORMATION in confidence during and for [***] years after the term of the Agreement;

(ii)	limit dissemination to those of its employees, consultants, service providers or advisors who require such CONFIDENTIAL INFORMATION in order to perform the present Agreement;

(iii)	not disclose such CONFIDENTIAL INFORMATION to any other person; and

(iv)	use such CONFIDENTIAL INFORMATION only to the extent necessary to perform the present Agreement.

The PARTY receiving CONFIDENTIAL INFORMATION shall procure that its consultants, service providers or advisors are aware of the confidential nature of the CONFIDENTIAL INFORMATION and comply with all obligations of the receiving PARTY under this Agreement with respect to that CONFIDENTIAL INFORMATION and shall be liable for each of them (including for the avoidance of doubt AFFILIATES, consultants, service providers and advisors) as if their activities in relation to the confidential information were carried out by the receiving PARTY itself.

Notwithstanding any other provision of the present Agreement, CONFIDENTIAL INFORMATION shall not include any item of information which:

(a)

is within the public domain prior to the time of the disclosure by the disclosing PARTY or thereafter becomes within the public domain other than as a result of disclosure by the receiving PARTY or any of its representatives in violation of the present Agreement;

(b)	was, on or before the date of disclosure in the possession of the receiving PARTY, as evidenced by records, however maintained;

(c)	is acquired by the receiving PARTY from a THIRD PARTY having the right to disclose without burden of confidentiality;

(d)	is hereafter independently developed by the receiving PARTY, as evidenced by records, however maintained;

(e)	was disclosed by the mutual written agreement of the PARTIES; or

(f)	was disclosed by the owning PARTY.

If the receiving PARTY is compelled to disclose CONFIDENTIAL INFORMATION of the disclosing PARTY by order of a court of competent jurisdiction, any such disclosure shall not be a breach hereunder, provided that reasonable advance notice is given to the disclosing PARTY to permit the disclosing PARTY to ensure that such disclosure is subject to all applicable governmental or judicial protection available for like material.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.2

Each PARTY agrees not to file a patent application or any other intellectual property application or registration that includes CONFIDENTIAL INFORMATION belonging to the other PARTY without the prior written authorization of said PARTY.

8.3	The present Article shall not prevent:

•

LICENSEE from disclosing CONFIDENTIAL INFORMATION of the ESTABLISHMENTS and CONECTUS to those employees, directors, officers, consultants, shareholders, investors or possible partners of LICENSEE who reasonably need it, provided that such persons shall be advised of the contents and the confidential nature of this CONFIDENTIAL INFORMATION and comply with all obligations of the receiving PARTY under this Agreement with respect to that CONFIDENTIAL INFORMATION;

•

any PARTY who is a participant in a sponsored research program from fulfilling its obligation to submit an activity report to the sponsoring organization for whom they are performing such research as long as such sponsoring organization is bound by terms of confidentiality as stringent as those contained in the present Agreement with respect to such activity report and, in such event, such activity report shall not be considered a disclosure in violation of the terms of the present Agreement;

•

the right of the ESTABLISHMENTS to defend a thesis by the ESTABLISHMENTS’ researchers whose scientific activity is in relation to the subject matter of the PATENTS, as long as such recipients of any CONFIDENTIAL INFORMATION are bound by terms of confidentiality as stringent as those contained in the present Agreement with respect to the receipt of such CONFIDENTIAL INFORMATION;

•	LICENSEE from issuing press releases with respect to this Agreement and its implementation.

Article 9 – INTELLECTUAL PROPERTY

9.1

At the effective date of the Agreement, LICENSEE or, at the election of LICENSEE, the SUBLICENSEE will manage the prosecution of the PATENTS. Any industrial property decision that must be made to have the PATENTS issued or maintain their validity shall be made by LICENSEE, after consultation with CONECTUS in advance of each such decision. LICENSEE shall inform the patent attorney in charge of the PATENTS or the service company in charge of collecting the annuities of its decision. If LICENSEE elects not to file, prosecute or maintain, in any country, a patent application or patent claiming a particular invention in the PATENTS, then such patent application or patent shall be no longer sublicensed to LICENSEE and LICENSEE shall give CONECTUS the opportunity to take over prosecution or maintenance in a reasonable time frame.

LICENSEE shall instruct its external patent attorneys to provide CONECTUS with copies of all documents, correspondence and materials relating to the prosecution by LICENSEE

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of the PATENTS and promptly after receipt, with respect to communications from applicable patent authorities, and well in advance of any communications to any applicable patent authorities or documents to allow CONECTUS time to review such materials and comment thereon.

9.2	The PATENTS shall be maintained in the name of the ESTABLISHMENTS.

9.3	From the EFFECTIVE DATE, [***].

9.4

If a license is granted by CONECTUS under the licensed PATENTS outside the FIELD, the PATENT EXPENSES related to said licensed PATENTS will be [***]. In such event, the Parties hereby agree that the Article 9.3 shall be modified by an amendment in order to [***].

9.5

Should LICENSEE [***], LICENSEE shall promptly inform CONECTUS, in writing, by registered letter with acknowledgment of receipt, at least [***] before the intellectual property prosecuting deadline of that element of the PATENTS, that it will no longer support that element of the PATENTS. In such event, LICENSEE shall no longer be entitled to exploit that element of the PATENTS in that specific country of the TERRITORY for which [***]. CONECTUS may, if they wish so, continue [***] the prosecuting of extension, issuance, or maintenance of that element of the PATENTS in the countries of the TERRITORY declined by LICENSEE. CONECTUS and/or the ESTABLISHMENTS shall be entitled to sign research or exploitation agreements with THIRD PARTIES under that element of those PATENTS but limited solely to those countries of the TERRITORY for which LICENSEE [***]. It is hereby understood that [***].

9.6

In the event LICENSEE [***], LICENSEE agrees to provide all necessary signatures and documents to CONECTUS for the continued prosecution of the PATENTS, in accordance with the provisions of Article 9.4 herein.

9.7	The above provisions of Article 9 shall also apply to any patent rights within the LICENSED KNOW HOW.

Article 10 – WARRANTIES

10.1	Except as indicated herein, by entering into the present Agreement, CONECTUS only guarantees:

•	the material existence of the PATENTS;

•	it has the power to grant the rights subject to this Agreement;

•

to the best of its knowledge on the EFFECTIVE DATE, no THIRD PARTY has any rights in and no THIRD PARTY has alleged that it has rights in any of the PATENTS, the PATENTS being not the object or subject of any legal actions which conflict with or overlap the PATENTS.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.2

Except as expressly set forth in the present Agreement, CONECTUS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE MANUFACTURE, USE, IMPORT OR SALE OF LICENSED PRODUCTS SHALL NOT INFRINGE ANY PATENT OR OTHER RIGHTS OF A THIRD PARTY.

10.3	The risks and perils possible associated with the execution of the present Agreement and in particular with the PATENTS are the sole responsibility of LICENSEE who hereby accepts them.

10.4

In consequence, should any of the PATENTS be rejected, annulled or declared dependant to an anterior dominant patent or should the LICENSED PRODUCTS be declared in infringement in a final legal decision as result of the use of the PATENTS, CONECTUS shall not be liable to reimburse any sums paid by LICENSEE or, unless otherwise provided herein, to reduce the sums due until said final decision, or to pay damages to LICENSEE in retribution for prejudice caused for such rejection, cancellation, dependence or infringement.

10.5

LICENSEE shall not call upon CONECTUS in warranty in the event of damage, or prejudice of any nature caused by the LICENSED PRODUCTS. LICENSEE shall be solely responsible to clients and/or any other THIRD PARTIES for the quality and performance of the LICENSED PRODUCTS.

LICENSEE is solely responsible for guaranteeing that the LICENSED PRODUCTS are in conformity with any applicable law and regulation.

10.6

In addition to Article 10.4, should there be a final legal decision which declares any of the PATENTS to be invalid, dependent or in infringement, LICENSEE shall not call CONECTUS in warranty and shall not claim any damages, reimbursement or reduction of sums paid or due (unless otherwise provided herein) to CONECTUS at the moment of the final legal decision.

Article 11 – LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES (AS APPLICABLE) BE LIABLE HEREUNDER TO THE OTHER PARTY, ITS AFFILIATES OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Article 12 – INFRINGEMENT

12.1

CONECTUS and LICENSEE shall inform each other in writing promptly with respect of any THIRD PARTY infringement in relation to the PATENTS of which they may become aware and/or of any infringement claims or actions which may be taken against them.

12.2

Should there be a THIRD PARTY infringement of the PATENTS, CONECTUS and/or the ESTABLISHMENTS may at their sole expense undertake legal action against the infringing party with the understanding that [***].

The foregoing shall not prevent LICENSEE from taking action against any THIRD PARTY infringement of the PATENTS in its name or in the name of CONECTUS [***] for seeking compensation for prejudice which it has incurred. Any expenses, losses, indemnification or damages which may be awarded by court decision for said prejudice will [***]. If an action is taken in the name of CONECTUS, CONECTUS shall timely provide any required power of attorney and LICENSEE shall indemnify CONECTUS of any Third Party’s claim against CONECTUS in relation with this action.

12.3

Should the ESTABLISHMENTS and CONECTUS decide not to undertake a legal action against THIRD PARTY infringement of the PATENTS, and if LICENSEE wishes to undertake such legal action, CONECTUS shall use reasonable efforts to cause the ESTABLISHMENTS to give LICENSEE the power of attorney to undertake a legal action in the name of the ESTABLISHMENTS. If the ESTABLISHMENTS choose not to give such power of attorney to LICENSEE, then CONECTUS shall cause the ESTABLISHMENTS to work with the THIRD PARTY infringer to reach an acceptable solution to remedy such THIRD PARTY infringing activity (e.g. in the way of a license, agreement to cease and desist, etc.) and as long as a solution acceptable to LICENSEE is not reached, the PATENTS shall not longer be subject to royalty pursuant to this Agreement.

12.4

In the case where LICENSEE undertakes legal action against THIRD PARTY infringement of the PATENTS, [***], and CONECTUS agrees to cooperate fully with LICENSEE as reasonably requested in such legal action, including, without limitation, providing any documents necessary or helpful for such legal action.

The stipulations set out above are applicable subject to the legal imperative provisions applicable in the country where the infringement occurs.

12.5

Should any infringement suit be brought against LICENSEE and/or its AFFILIATES and/or its SUBLICENSEES with respect to the exploitation of LICENSED PRODUCTS due to the use of the PATENTS or other rights granted to LICENSEE in the present Agreement, CONECTUS shall cooperate fully with LICENSEE in LICENSEE’s defense, including without limitation providing LICENSEE with the documents which may be required for its defence.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Should LICENSEE be found guilty for said infringement, CONECTUS shall not be called in warranty by LICENSEE or be liable to indemnify, reimburse or reduce any of the sums due by LICENSEE at the moment of the final legal decision, except as otherwise set forth in Article 13 herein.

12.6

It is hereby declared that the conditions of the present Agreement shall not apply to infringement of the PATENTS outside the FIELD and the TERRITORY which is the sole responsibility of the ESTABLISHMENTS, CONECTUS or any THIRD PARTY appointed by them.

12.7	The PARTIES agree to provide any documents and elements and reasonable cooperation to the other PARTY, which may be necessary for the above-mentioned action to the other PARTY.

Article 13 – INDEMNIFICATION

13.1

LICENSEE shall indemnify, defend and hold harmless CONECTUS, and their officers, faculty members, shareholders, employees and agents (each a “CONECTUS Indemnified Party”) from and against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon any and all CONECTUS Indemnified Parties in connection with any claims, suits, actions, demands or judgments arising out of any THIRD PARTY claim concerning any LICENSED PRODUCT made, used or sold by or for LICENSEE pursuant to any right or license granted to LICENSEE under the present Agreement, except to the extent that such claim, suit, action, demand, or judgment arises out of or results from the gross fault, recklessness or wilful misconduct of CONECTUS or its AFFILIATE(S).

13.2

CONECTUS shall indemnify, defend and hold harmless LICENSEE, its AFFILIATES, and its/their officers, directors, employees and agents (each a “LICENSEE Indemnified Party”) from and against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon any and all LICENSEE Indemnified Parties in connection with any claims, suits, actions, demands or judgments arising out of any THIRD PARTY claim concerning any breach of any warranty in the present Agreement by CONECTUS, except to the extent that such claim, suit, action, demand, or judgment arises out of or results from the negligence, recklessness or wilful misconduct of the LICENSEE or its AFFILIATE(S).

13.3

The Indemnified PARTIES agree to provide the Indemnifying PARTY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under the present Agreement. The Indemnifying PARTY agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnified PARTY to defend against any such claim. The Indemnified PARTY shall cooperate fully with the Indemnifying PARTY in such defense and will permit the Indemnifying PARTY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnified PARTY shall have the right to retain its own counsel, at the expense of the Indemnifying PARTY, if

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

representation of such Indemnified PARTY by the counsel retained by the Indemnifying PARTY would be inappropriate because of actual differences in the interests of such Indemnified PARTY and any other PARTY represented by such counsel. The Indemnifying PARTY agrees to keep the Indemnified PARTY informed of the progress in the defense and disposition of such claim and to consult with the Indemnified PARTY with regard to any proposed settlement.

Article 14 – APPROVAL OF IONIS AS A SUBLICENSEE

Pursuant to Section 3.1, CONECTUS hereby approves IONIS as a non-exclusive SUBLICENSEE solely with respect to the discontinued products for which IONIS has exercised its reversion rights granted under Section 13 of the license agreement signed between IONIS and LICENSEE on even date herewith. Such discontinued products shall be notified to CONECTUS at the time of the exercise by IONIS of its reversion rights. In the event the present Agreement is terminated other than from circumstances attributable to IONIS, then the sublicense shall become a direct license between CONECTUS and IONIS.

Article 15 – DISMISSAL AND NULLITY

If in the TERRITORY, an administrative decision or a definitive court decision pronounces the total or partial dismissal and/or the total or partial nullity of one or several of the PATENTS and/or a restriction of the freedom of exploitation of the PATENTS, except as otherwise allowed herein, LICENSEE shall not claim to CONECTUS any allowance, refunding, reduction of the sums due at when the administrative or definitive decision occurs.

Article 16 – TERMINATION

16.1

This Agreement may be terminated by LICENSEE at any time upon sixty (60) days’ prior written notice to CONECTUS. In addition to the foregoing, this Agreement may be terminated by either one PARTY in the event that the other PARTY fails to perform one or more of the material obligations contained in the Agreement and does not cure such material breach within six (6) months of the written notice of the other PARTY including a description of the breach and then only if the PARTY at fault has not, within this period, fulfilled its obligations or shown proof of a case of force majeure that prevented it from fulfilling its obligations. The exercise of such right to termination does not apply if LICENSEE can establish an event not attributable to LICENSEE that reasonably prevented it from fulfilling its obligations. In addition, the exercise of such right does not exempt the PARTY in default from its obligations hereunder accrued prior to the effective date of termination or the liability of such PARTY for damages incurred as a result of early termination because of breach of the Agreement. Notwithstanding the foregoing, if LICENSEE is in material breach of the provisions of Article 5, Article 6 and Article 9 and does not cure such material breach within six (6) months of the written notice of CONECTUS including a description of the breach, and LICENSEE does not provide evidence of an event not attributable to LICENSEE that reasonably prevented it from fulfilling its obligations, then, CONECTUS may either convert the LICENSE into a nonexclusive license, as its sole remedy.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.2

CONECTUS shall have the right to terminate the present Agreement in case of a judicial recovery or of a liquidation procedure of the LICENSEE, or in case of voluntary recovery or of a voluntary liquidation procedure subject to the applicable regulations in France;

16.3

In the event of any termination of the present Agreement, LICENSEE and its AFFILIATES may sell, or use LICENSED PRODUCTS then in stock, provided that, LICENSEE shall pay the applicable royalties and payments and provide reports to CONECTUS in accordance with the terms of the present Agreement and provided that LICENSEE and its AFFILIATES shall not exercise any such rights after [***] after the date of termination of the present Agreement.

16.4

In the event that LICENSEE or its AFFILIATES takes action against CONECTUS or the ESTABLISHMENTS to obtain the nullity of the PATENTS, CONECTUS may terminate the present Agreement by written notice, without any delay.

16.5	Should the present Agreement be terminated, LICENSEE agrees to:

•	Not exploit or let its AFFILIATES exploit, directly or indirectly, the PATENTS until their expiry;

•

Return to CONECTUS, in the month following the termination, any and all documents and various (unused or consumed) materials received from CONECTUS, but shall be allowed to keep a single copy of such documents for its internal records.

16.6

The exercise of any right of termination afforded to a PARTY described hereabove (i) shall not prejudice any other legal rights or remedies that either PARTY may have against the other PARTY; and (ii) shall not relieve any obligation or liability, including any obligation to pay any amounts, accruing prior to such expiration or termination.

16.7

Preliminary Article – Definitions, Article 8 – Confidential Information, Article 10 – Warranties, Article 11 – Limitation of Liability, Article 12 – Infringement, Article 13 – Indemnification, Article 16 – Termination, and Article 21 – Governing law and Disputes of the present Agreement shall remain in force between the PARTIES subsequent to the expiry or early termination of the present Agreement.

Article 17 – ENTIRE UNDERSTANDING

17.1

The present Agreement expresses the entire understanding of the PARTIES relating to its object. No general or specific condition appearing in any document sent or given to the PARTIES can be integrated in the present Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.2	The present Agreement may only be modified or renewed by an addendum signed by duly authorised representatives of the PARTIES.

17.3

It is hereby agreed that the relationship established by the PARTIES in the present Agreement does not confer any other rights than those set out hereof. It is expressly agreed that the present Agreement does not confer any right to LICENSEE outside the FIELD or the TERRITORY, nor rights to any patents other than the PATENTS.

Article 18 – HEADINGS

In the event of difficulties of interpretation between any of the headings preceding the clauses and any one of the clauses, the headings shall be ignored.

Article 19 – INVALIDITY OF AN ARTICLE OR CLAUSE

Should one or more provisions of the present Agreement be held to be invalid by law or regulation – and in particular the laws or regulations of the European Union or based on a definitive decision of a competent court, all the other provisions shall remain in full effect and the PARTIES shall make the necessary modifications without delay while respecting, as closely as possible, the spirit of the present Agreement at the EFFECTIVE DATE.

Article 20 – WAIVER

In the event that one of the PARTIES does not exercise its rights following the breach by the other PARTY of any of the terms or conditions of the present Agreement, this shall not be interpreted to be a waiver of the obligations of the said term or condition for the future.

Article 21 – GOVERNING LAW AND DISPUTES

21.1

The present Agreement shall be interpreted and enforced in accordance with laws of France, without regard to its conflicts of laws rules, provided, that those matters pertaining to the validity or enforceability of PATENT rights shall be interpreted and enforced in accordance with the laws of the territory in which such PATENT rights exist.

21.2

In case of a disagreement relating to the present Agreement that hasn’t been settled according to the provisions of Article 22 – Dispute Resolution, such dispute shall be brought before the competent French courts.

21.3	The present Article shall remain in effect regardless of the expiration or termination of the present Agreement.

Article 22 – DISPUTE RESOLUTION

22.1	The PARTIES agree to attempt to settle any dispute arising out of the present Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

22.2

If such attempts fail, and the matter has not been resolved within [***] days following the date the first disputing PARTY’s written notice has been sent, then any PARTY may initiate mediation of the dispute.

The administrative charges, mediators’ fees, and related expenses of any mediation shall be [***], but [***]. Notwithstanding the PARTIES’ agreement to mediate, the PARTIES hereby agree that either PARTY may apply to the competent courts for specific performance or injunctive relief to enforce or prevent any violation of the provisions of the present Agreement.

Article 23 – REGISTRATION OF THE PRESENT AGREEMENT

23.1	The present Agreement may be registered at any applicable national patent office by LICENSEE; the fees of said registrations to be [***].

23.2

LICENSEE agrees to not disclose any CONFIDENTIAL INFORMATION during said registration, and to take any and all applicable measures to hide the provisions of the Preamble and the Articles 6 and 7 of the present Agreement.

23.3	Any fiscal registrations of the present Agreement shall be performed by LICENSEE at its sole discretion and expense.

Article 24 – NOTICES

All notifications for the present Agreement shall be sent by registered letter with acknowledgement of receipt to the PARTY for which the notice is intended at the address set in the Preamble.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

The present Agreement has been drafted in three (3) original versions, one (1) for each PARTY and one (1) for registrations at the national patent offices which may be undertaken at the sole discretion of LICENSEE and which original version shall be held by LICENSEE.

In Paris, The 19 October 2016 /s/ Hadrien Bouchez Hadrien Bouchez President of DYNACURE	In Illkirch, The 19 October 2016 /s/ Nicolas Carboni Nicolas Carboni President of CONECTUS

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.